As filed with the Securities and Exchange Commission on January 16, 2015

Registration Nos. 333-59959, 333-73015, 333-33720,

333-56906, 333-84582, 333-104101, 333-113545,

333-124546, 333-134140, 333-143235, 333-151004,

333-159904, 333-167748, 333-177989, 333-184005,

333-190383, 333-198587

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-59959

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-73015

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-33720

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-56906

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-84582

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-104101

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-113545

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-124546

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-134140

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-143235

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-151004

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-159904

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-167748

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-177989

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-184005

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-190383

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-198587

UNDER

THE SECURITIES ACT OF 1933

ACTUATE CORPORATION

(Exact Name of Registrant as specified in its charter)

Delaware	94-3193197
(Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

951 Mariners Island Boulevard

San Mateo, California 94404

(650) 645-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Actuate Corporation Amended and Restated 1998 Equity Incentive Plan

Actuate Corporation 1998 Employee Stock Purchase Plan

Actuate Corporation 1998 Non-Employee Directors Option Plan

Actuate Corporation 2001 Supplemental Stock Option Plan

Gordon A. Davies

Secretary

Actuate Corporation

c/o Open Text Corporation

275 Frank Tompa Drive

Waterloo, Ontario, Canada N2L 0A1

(519) 888-7111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Deregistration of Securities

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Actuate Corporation (the “Company”):

File No. 333-59959, pertaining to the registration of 2,291,500 shares of common stock, $.001 par value per share of the Company (“Common Stock”) issuable under the Actuate Corporation 1998 Equity Incentive Plan; 250,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Employee Stock Purchase Plan and 200,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Non-Employee Directors Option Plan.

File No. 333-73015, pertaining to the registration of 688,967 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Equity Incentive Plan and 150,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Employee Stock Purchase Plan.

File No. 333-33720, pertaining to the registration of 4,187,535 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Equity Incentive Plan and 300,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Employee Stock Purchase Plan.

File No. 333-56906, pertaining to the registration of 2,800,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Equity Incentive Plan; 600,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Employee Stock Purchase Plan and 2,700,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 2001 Supplemental Stock Option Plan.

File No. 333-84582, pertaining to the registration of 2,800,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Equity Incentive Plan and 600,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Employee Stock Purchase Plan.

File No. 333-104101, pertaining to the registration of 2,800,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Equity Incentive Plan and 600,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Employee Stock Purchase Plan.

File No. 333-113545, pertaining to the registration of 2,800,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Equity Incentive Plan and 600,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Employee Stock Purchase Plan.

File No. 333-124546, pertaining to the registration of 2,800,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation Amended and Restated 1998 Equity Incentive Plan and 600,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Employee Stock Purchase Plan.

File No. 333-134140, pertaining to the registration of 2,800,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation Amended and Restated 1998 Equity Incentive Plan and 600,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Employee Stock Purchase Plan.

File No. 333-143235, pertaining to the registration of 2,800,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation Amended and Restated 1998 Equity Incentive Plan and 600,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Employee Stock Purchase Plan.

File No. 333-151004, pertaining to the registration of 2,208,482 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation Amended and Restated 1998 Equity Incentive Plan and 600,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Employee Stock Purchase Plan.

File No. 333-159904, pertaining to the registration of 2,800,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation Amended and Restated 1998 Equity Incentive Plan and 600,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Employee Stock Purchase Plan.

File No. 333-167748, pertaining to the registration of 2,273,137 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation Amended and Restated 1998 Equity Incentive Plan and 600,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Employee Stock Purchase Plan.

File No. 333-177989, pertaining to the registration of 600,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Employee Stock Purchase Plan.

File No. 333-184005, pertaining to the registration of 600,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Employee Stock Purchase Plan.

File No. 333-190383, pertaining to the registration of 600,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Employee Stock Purchase Plan.

File No. 333-198587, pertaining to the registration of 1,800,000 shares of common stock, $.001 par value per share of the Company issuable under the Actuate Corporation 1998 Employee Stock Purchase Plan.

On December 5, 2014, the Company, Open Text Corporation, a Canadian Corporation (“OpenText”), and Asteroid Acquisition Corporation, a Delaware wholly owned subsidiary of OpenText (“Purchaser”), entered into an Agreement and Plan of Merger (the “Agreement”). The Agreement contemplated that Purchaser would be merged with and into the Company (the “Merger”) and that the Company would survive the Merger as a wholly owned subsidiary of OpenText. The Merger became effective on January 16, 2015 (the “Effective Date”) as a result of filing a Certificate of Merger with the Secretary of State of the State of Delaware.

As of the Effective Date, each share of common stock of the Company issued and outstanding immediately prior to the Merger (other than each share (i) owned by OpenText or Purchaser or held by a wholly-owned subsidiary of OpenText or the Company, which will be cancelled and cease to exist without any payment being made with respect to such share or (ii) owned by the Company’s stockholders who are entitled to and who properly exercised appraisal rights under Section 262 of the Delaware General Corporation Law with respect to such share) was cancelled and converted into the right to receive $6.60 in cash, without interest thereon and less any required withholding taxes.

As a result of the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration by means of a post–effective amendment any securities registered under the Registration Statements which remain unsold at the termination of the offering, the Company hereby removes from registration any securities registered under the Registration Statements which remained unsold as of the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada, on January 16, 2015.

ACTUATE CORPORATION

By:	/s/ Gordon A Davies
Name: Gordon A Davies
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Doolittle	Director, President and Treasurer	January 16, 2015
John Doolittle

/s/ Gordon A Davies	Director and Secretary	January 16, 2015
Gordon A. Davies